EXHIBIT C

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Date: September 24, 2021

Sands Capital Global Venture Fund II, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner

By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Life Sciences Pulse Fund, LLC

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Life Sciences Pulse Fund II, L.P.

By:	Sands Capital Life Sciences Pulse Fund II-GP, L.P., its general partner

By:	Sands Capital Life Sciences Pulse Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Private Growth Fund III-DC, L.P.

By:	Sands Capital Global Venture Fund II-GP, L.P., its general partner

By:	Sands Capital Global Venture Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

By:	/s/ Frank M. Sands
Name: Frank M. Sands